Exhibit 99.1

GENESYS S.A.
Subscription Form to Exercise Warrants

NOT EXERCISABLE AFTER            , 2006

This certifies that the person whose name and address appears below is the registered owner of the number of non-transferable ADS warrants set forth below.  Each ADS warrant relating to newly issued ordinary shares (“Shares”) of Genesys S.A. (“GNSY”) entitles its registered holder to purchase new American Depositary Shares of GNSY, each representing one-half of one share (“ADSs”), at a subscription price of U.S.$         per ADS, as described in the prospectus dated               , 2006 (the “Prospectus”).

Holders may purchase ADSs at any time prior to 5:00 P.M. (New York City time) on             , 2005 at the designated office of The Bank of New York, as warrants agent (the “Warrant Agent”) set forth below, at an estimated subscription price of U.S.$             per ADS (the “Deposit Amount”), which is the U.S. dollar equivalent of the euro subscription price of              per ADS, translated into U.S. dollars at the exchange rate of                = U.S.$1.00 on                 , 2006, plus an additional      % as an allowance for fluctuations in the exchange rate between the euro and the U.S. dollar and for the payment of ADS issuance fees, currency conversion expenses and financial transaction taxes.  ADS Warrants may be exercised by presenting this ADS subscription form to the Warrants Agent with the Form of Election to Purchase duly executed, and such other and further documentation as the Warrant Agent may reasonably request.  Payment may be made by certified bank check or money order payable to the order of the Warrant Agent.

This ADS subscription form is subject to all of the terms, provisions and conditions of the warrant offer, as described in GNSY’s Prospectus dated             , 2006.

Number of ADS Warrants:

GENESYS S.A.

This ADS subscription form must be received by the Warrant Agent, together with payment in full, by 5:00 p.m., New York City time, on                   , 2006.  Failure to submit this ADS subscription form to the Warrant Agent by that time will result in a forfeiture of your ADS Warrants.  Any subscription for ADSs in this warrant offering is irrevocable.

Complete the Election to Purchase Form as applicable.  Any improperly completed or unexecuted warrant certificate for new ADSs may cause the Warrant Agent in its sole discretion to reject such warrant certificate.  If you have any questions, contact the Warrant Agent at 800-507-9357.

THE BANK OF NEW YORK,
Warrant Agent

By mail:
Tender and Exchange Department
P.O. Box 11248
Church Street Station
New York, New York 10286-1248

By hand or overnight courier:
Tender and Exchange Department
101 Barclay Street, lE
New York, New York 10286

FORM OF ELECTION TO PURCHASE

The registered holder of the ADS Warrant referred to in this ADS subscription form is entitled to exercise the number of ADS Warrants shown in the upper right hand corner of the other side of this card upon the terms and conditions specified in the Prospectus.

The undersigned hereby notifies the Warrant Agent of its irrevocable election to subscribe for new ADSs in the following amounts:

1.                         new ADSs to be purchased pursuant to exercise of ADS Warrants relating to newly issued ordinary shares of Genesys S.A.

This subscription is subject to the terms and conditions specified in the Prospectus.  I hereby acknowledge receipt of the Prospectus.

Signature(s) of subscriber(s):

Dated:	, 2006

(Joint owners should each sign. If signing as executor, administrator, attorney, trustee or guardian, give your title as such. If a corporation, sign in the full corporate name by an authorized officer. If a partnership, sign in the name of an authorized person.)

TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:

I hereby certify that the foregoing subscription for new ADSs has been effected in accordance with the applicable laws of the jurisdiction in which I reside.

Signature(s) of subscriber(s):

PAYER’S NAME: THE BANK OF NEW YORK

SUBSTITUTE	Name:
Form W-9
Address:
(Number and Street)

	(City)	(State) (Zip Code)

Department of the Treasury Internal Revenue Service	Check appropriate box:

	Individual/Sole Proprietor	☐ Corporation	☐ Partnership ☐

	Other (specify) ☐		Exempt from Backup Withholding ☐

Request for Taxpayer Identification Number (TIN) and Certification	Part I. — Please provide your taxpayer or identification number in the space at right. If awaiting TIN, write “Applied For.”	SSN:

or

EIN:

Part II. — Awaiting TIN ☐

Part III. — Certification

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)          I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a United States person (including a United States resident alien).

Certification Instructions — You must cross out item (2) in Part III above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you received notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

SIGN HERE è	Signature:		Date:

NOTE:                      FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING TAXES. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE:                      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF THE SUBSTITUTE FORM W-9.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a portion of all reportable cash payments made to me thereafter will be withheld until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty days, such retained amounts shall be remitted to the IRS as backup withholding.

SIGNATURE

DATE

Genesys S.A.

Instructions as to the Exercise
of
ADS Warrants

The following instructions pertain to the rights offering (the “Warrants Offering”) by Genesys S.A. (“GNSY”) of newly issued American Depositary Shares (“ADSs”), each representing one half of one share of GNSY, to its holders of record as of                     , 2006 (the “Record Date”) as described in the prospectus dated                     , 2006 (the “Prospectus”). Each ADS holder as of the Record Date will be entitled to receive             ADS warrants (“ADS Warrant”) for every                ADS held on the Record Date. One ADS Right entitles its holder to subscribe for one new ADS at a subscription price of               per ADS, payable in U.S. dollars. No fractional ADS Warrants will be distributed. In order to exercise ADS Warrants, holders must pay to The Bank of New York (the “Warrants Agent”) the estimated subscription price of US$ • per ADS, which is the ADS subscription price translated into U.S. dollars at the Federal Reserve Bank of New York’s noon buying rate on            , 2006, plus an additional       %, which represents an allowance for potential fluctuations in the exchange rate between the euro and the U.S. dollar, conversion expenses, the payment of ADS issuance fees of the depositary; and financial transaction taxes in              .

To exercise your ADS Warrants, a properly completed and executed ADS Subscription Form and payment in full must be delivered to the Warrant Agent, prior to 5:00 p.m. (New York City time) on               , 2006 (the “Expiration Date”).

Additional copies of the enclosed materials may be obtained from                        , the information agent for this offering,                        . You may call                        . at                        or                        .

1.                                      Subscription

You can validly subscribe for ADSs by following the instructions below.

Subscription by registered ADS holders. If you are a registered holder of ADSs, you can exercise your ADS Warrants by delivering to the Warrants Agent, in the enclosed return envelope, a properly completed subscription form and paying in full the estimated subscription price for the ADSs. You may make such payment by certified check or bank draft, payable to “The Bank of New York,” as Warrants Agent. The number of ADS Warrants to which you are entitled is printed on the face of your subscription form.

The Warrants Agent must receive the subscription form and payment of the estimated subscription price on or before the Expiration Date. Deposit in the mail will not constitute delivery to the Warrants Agent. The Warrants Agent has discretion to refuse to accept any improperly completed or unexecuted subscription form.

If subscriptions for ADSs are forwarded to the Warrants Agent in multiple deliveries, a properly completed and duly executed subscription form must accompany each delivery.

The contact information of The Bank of New York is as follows:

By hand or overnight courier:
The Bank of New York
Tender and Exchange Department
101 Barclay Street
Receive & Deliver, 1E
New York, New York 10286

By mail:
The Bank of New York
Tender and Exchange Department
P.O. Box 11248
Church Street Station
New York, New York 10286-1248

For additional information, contact:
The Bank of New York
by telephone (800) 507-9357
by fax (212) 815-6433

Subscription by DTC participants. If you hold ADS Warrants through The Depository Trust Company (DTC), you can exercise your ADS Warrants by delivering completed subscription instructions for ADSs through DTC’s PSOP Function on the “agent subscriptions over PTS” procedure and instructing DTC to charge your applicable DTC account for the estimated subscription price for the ADSs and to deliver such amount to the Warrants Agent. DTC must receive the subscription instructions and the payment of the estimated subscription price for the ADSs by the Expiration Date.

Subscription by beneficial owners. If you are a beneficial owner of ADSs and wish to subscribe for new ADSs but are neither a registered holder of ADSs nor a DTC participant, you should timely contact the securities intermediary through which you hold ADS Warrants to arrange for their exercise and to arrange for payment of the estimated subscription price for the ADSs in U.S. dollars.

2.                                      Your Method of Delivery.

The method of delivery of the warrants certificate and payment of the estimated subscription price for the ADSs to the Warrants Agent will be at the election and risk of the ADS Warrants holder.

If subscription forms and payments are sent by mail, you are urged to send these by registered mail, properly insured, with return receipt requested, and to allow a sufficient number of days to ensure delivery to the Warrants Agent and clearance of the payment prior to the appropriate time.

If your payment, when converted into euros, is less than the actual subscription price plus ADS issuance fees, conversion expenses, and financial transaction taxes for the number of new ADSs you are subscribing for and are allocated, the Warrants Agent will pay the deficiency to GNSY on your behalf to the extent the deficiency does not exceed 20% of your payment. You will then have to pay promptly the amount of the difference, including expenses, and will not receive any new ADSs you subscribed for until the Warrants Agent receives your payment. If you do not pay the amount of the deficiency financed by the Warrants Agent by                        , 2006 the Warrants Agent may sell enough of your new ADSs to cover the amount of the deficiency. The Warrants Agent would then send you promptly a new American Depositary Receipt (“ADR”) representing the remaining new ADSs and a check in the amount of any excess proceeds from the sale, net of ADS issuance fees, conversion expenses, financial transaction taxes and sales commissions. If, however, the amount of excess proceeds from the sale of your new ADSs is less than U.S.$5.00, the Warrants Agent will, after deductions for ADS issuance fees, conversion expenses, financial transaction taxes and sales commissions, aggregate it and pay it to GNSY.

If the amount of any deficiency in your estimated subscription price for the ADSs exceeds 20% of the amount of your payment, then you will receive fewer ADSs than you were entitled to purchase unless you deliver to the Warrants Agent sufficient funds to cover the deficiency prior to the relevant deadline for subscription in the warrants offering by GNSY of newly issued preferred shares, as described in the Prospectus.

3.                                      Deliveries from the Warrants Agent.

You will receive the following deliveries and payments to the address shown on the face of your warrants certificate:

(a)                                  New ADSs. As soon as practicable                        , 2006, after the receipt of the preferred shares by the depositary’s custodian, which is expected to be on or about                  , 2006 subject to the terms of the Warrants Offering as described in the Prospectus, the Warrants Agent will execute and deliver, including by book-entry transfer, ADRs evidencing new ADSs to each ADS Warrants holder who validly exercises ADS Warrants. The ADRs will evidence the ADSs subscribed for and allocated pursuant to such exercise.

(b)                                 Cash payments. The Warrants Agent will convert U.S. dollars into euros to pay the subscription price for ADSs purchased in the warrants offering                        , 2006 at any commercially reasonable rate.  If there is any excess in U.S. dollars as a result of such conversion and after deducting ADS issuance fees, conversion expenses and financial transaction taxes, the Warrants Agent will refund the amount of any excess in U.S. dollars promptly to subscribing holders without interest. The ADS warrants agent will pay any refunds to you at the same time as it delivers the new ADSs to you.

4.                                      Partial Subscriptions.

If you wish to subscribe for fewer ADSs than your ADS Warrants would otherwise entitle you to, you should indicate this on the subscription form. In such case, a new ADR for the remainder of the ADSs represented by the old ADR will be sent to the person signing the warrants certificate, or delivered as such person properly indicates thereon, as promptly as practicable following the date the subscribed for ADSs are delivered.

5.                                      Signatures on Subscription Form.

If the subscription form is signed by the registered holder(s) of the ADSs described above, the signature(s) must correspond with the name(s) as written on the face of the warrants certificates without any change whatsoever.

If any of the ADSs described above are owned of record by two or more joint owners, all such owners must sign the warrants certificate.

If any of the ADSs described above are registered in different names on several ADRs, it will be necessary to complete, sign and submit as many separate warrants certificates as there are different registrations.

If the subscription form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to GNSY and the Warrants Agent of their authority to act must be submitted.

7.                                      Important Tax Information.

Under federal income tax laws, an ADS Warrants holder that elects to exercise an ADS Right is required to provide the Warrants Agent (as payer) with such ADS Warrants holder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Substitute Form W-9 or otherwise establish a basis for exemption from backup withholding. If such ADS Warrants holder is an individual, then his or her TIN is his or her social security number. If the Warrants Agent is not provided with the correct TIN or an adequate basis for an exemption, a U.S.$50 penalty may be imposed by the Internal Revenue Service

(“IRS”), and payments made with respect to any dividends paid by GNSY on ADSs purchased upon the exercise of ADS Warrants may be subject to backup withholding.

Certain ADS Warrants holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt ADS Warrants holders should indicate their exempt status on Substitute Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Warrants Agent a properly completed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY signed under penalties of perjury, attesting to that ADS Warrants holder’s exempt status. Form W-8BEN, Form W-8ECI or Form W-8IMY can be obtained from the Warrants Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

If backup withholding applies, the Warrants Agent is currently required to withhold 28% of any payments made to the ADS Warrants holder or other payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

Purpose of Substitute Form W-9. To prevent backup withholding on payments made with respect to the Warrants Offering, the ADS Warrants holder is required to provide the Warrants Agent with either:  (i) the ADS Warrants holder’s correct TIN by completing the form below, certifying that the ADS Warrants holder is a U.S. person (including a U.S. resident alien), the TIN provided on Substitute Form W-9 is correct (or that such ADS Warrants holder is awaiting a TIN) and either (A) the ADS Warrants holder is exempt from backup withholding, (B) the ADS Warrants holder has not been notified by the IRS that the ADS Warrants holder is subject to backup withholding as a result of failure to report all interest or dividends or (C) the IRS has notified the ADS Warrants holder that the ADS Warrants holder is no longer subject to backup withholding; or (ii) an adequate basis for exemption.

What Number to Give the Warrants Agent. The ADS Warrants holder is required to give the Warrants Agent the TIN (e.g., social security number or employer identification number) of the registered holder of ADSs giving rise to the ADS Warrants. If such ADSs are held in more than one name or are not held in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.